Exhibit 99.1

Dolby Laboratories Reports Fourth Quarter and Fiscal 2017 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--October 25, 2017--Dolby Laboratories, Inc. (NYSE: DLB) today announced financial results for the fourth quarter (Q4) and fiscal year that ended September 29, 2017. For Q4, Dolby reported total revenue of $242.0 million, compared to $233.0 million for Q4 of fiscal 2016. For fiscal 2017, Dolby reported total revenue of $1.08 billion, compared to $1.03 billion for fiscal 2016.

“We continued to build momentum with our new initiatives in Q4,” said Kevin Yeaman, President and CEO of Dolby Laboratories. “With increased adoption of Dolby Vision in televisions and mobile devices, a growing number of Dolby Cinema locations open, and Dolby Voice now launched into the huddle room market, we are well positioned to bring our experiences to significantly more consumers in 2018.”

Fourth quarter GAAP net income was $21.8 million, or $0.21 per diluted share, compared to $23.9 million, or $0.23 per diluted share, for the fourth quarter of fiscal 2016. On a non-GAAP basis, fourth quarter net income was $46.6 million, or $0.45 per diluted share, compared to $38.6 million, or $0.37 per diluted share, for the fourth quarter of fiscal 2016. Dolby's non-GAAP measures are described and reconciled to the corresponding GAAP measures at the end of this release.

During Q4, Dolby initiated a plan to reduce certain activities and reallocate those resources towards higher priority investment areas, resulting in the elimination of approximately 80 employee positions. As a result, Dolby’s Q4 operating expenses on a GAAP basis include a $12.9 million restructuring charge for severance-related costs associated with this action.

Fiscal 2017 GAAP net income was $201.8 million, or $1.95 per diluted share, compared to $185.9 million, or $1.81 per diluted share, for fiscal 2016. On a non-GAAP basis, fiscal 2017 net income was $269.7 million, or $2.61 per diluted share, compared to $249.0 million, or $2.43 per diluted share, for fiscal 2016.

Dividend

Today, Dolby announced a cash dividend of $0.16 per share of Class A and Class B common stock, payable on November 15, 2017, to stockholders of record as of the close of business on November 6, 2017.

Financial Outlook

Q1 Fiscal 2018

Dolby is providing the following estimates for its first quarter (Q1) of fiscal 2018:

  Total revenue will range from $260 million to $270 million
  Gross margin percentages will be approximately 88 percent on a GAAP basis, and approximately 89 percent on a non-GAAP basis
  Operating expenses will range from $174 million to $178 million on a GAAP basis, and from $156 million to $160 million on a non-GAAP basis
  Diluted earnings per share will be between $0.41 and $0.47 on a GAAP basis, and between $0.55 and $0.61 on a non-GAAP basis
  Effective tax rate will be between 23 percent and 24 percent on both a GAAP and non-GAAP basis

Fiscal 2018

Dolby is providing the following estimates for its fiscal 2018:

  Total revenue will range from $1.14 billion to $1.17 billion
  Gross margin percentages will be approximately 88 percent on a GAAP basis, and approximately 89 percent on a non-GAAP basis
  Operating expenses will range from $726 million to $736 million on a GAAP basis, and from $655 million to $665 million on a non-GAAP basis
  Effective tax rate will be between 23 percent and 24 percent on both a GAAP and non-GAAP basis

Conference Call Information

Members of Dolby management will lead a conference call open to all interested parties to discuss Q4 and fiscal 2017 financial results for Dolby Laboratories at 2:00 p.m. PT (5:00 p.m. ET) on Wednesday, October 25, 2017.

Access to the teleconference will be available over the Internet from http://investor.dolby.com/events.cfm or by dialing 1-888-395-3186. International callers can access the conference call at 1-719-325-2168.

A replay of the call will be available from 5:00 p.m. PT on Wednesday, October 25, 2017, until 9:00 p.m. PT on Wednesday, November 1, 2017, by dialing 1-844-512-2921 (international callers can access the replay by dialing 1-412-317-6671) and entering the confirmation code 6807869. An archived version of the teleconference will also be available on the Dolby Laboratories website, http://investor.dolby.com/events.cfm.

Non-GAAP Financial Information

To supplement Dolby's financial statements presented on a GAAP basis, Dolby provides certain non-GAAP financial measures to provide investors with an additional tool to evaluate Dolby's operating results in a manner that focuses on what Dolby's management believes to be its ongoing business operations. Specifically, we exclude the following as adjustments from one or more of our non-GAAP financial measures:

Stock-based compensation expense: Stock-based compensation, unlike cash-based compensation, utilizes subjective and sometimes complex assumptions in the methodologies used to value the various stock-based award types that we grant. These assumptions may differ from those used by other companies. To facilitate more meaningful comparisons between our underlying operating results and those of other companies, we exclude stock-based compensation expense.

Expense associated with dividend equivalents paid on restricted stock units: In connection with a special dividend declared in the first quarter of fiscal 2013, we modified restricted stock units (RSUs) that were unvested at that time to preserve their pre-cash dividend economic value. The special dividend was a discrete and infrequent event that is not representative of our normal operating activities; therefore, we exclude the compensation cost related to the dividend equivalents to provide a more accurate view of our underlying operating results.

Amortization of acquisition-related intangibles: We amortize intangible assets acquired in connection with acquisitions. These intangible assets consist of patents and technology, customer relationships, and other intangibles. We record amortization charges relating to these intangible assets in our GAAP financial statements, and we view these charges as items arising from pre-acquisition activities that are determined by the timing and valuation of our acquisitions. As these amortization charges do not directly correlate to our operations during any particular period, and often remain unchanged between reporting periods, we exclude these charges to facilitate an evaluation of our current operating results and comparisons to our past operating performance.

Restructuring charges: Restructuring charges are costs associated with a formal restructuring plan and primarily relate to employee severance benefits and asset impairments. We exclude restructuring costs, including any adjustments to charges recorded in prior periods, as we believe that these costs are not representative of our normal operating activities and therefore, excluding these amounts enables a more effective comparison to our past operating performance.

Income tax adjustments: We believe that excluding the income tax effect of the aforementioned non-GAAP adjustments provides a more accurate view of our underlying operating results to management and investors.

Using the aforementioned adjustments, Dolby provides various non-GAAP financial measures including, but not limited to: non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating margin, and non-GAAP effective tax rate. Dolby's management believes it is useful for itself and investors to review both GAAP and non-GAAP measures to assess the performance of Dolby's business. Dolby's management does not itself, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Whenever Dolby uses non-GAAP financial measures, it provides a reconciliation of the non-GAAP financial measures to the most closely applicable GAAP financial measures. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as detailed above. Investors are also encouraged to review Dolby's GAAP financial statements as reported in its US Securities and Exchange Commission (SEC) filings. A reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release and on the Dolby Laboratories investor relations website, http://investor.dolby.com.

Forward-Looking Statements

Certain statements in this press release, including, but not limited to, statements relating to Dolby's expected financial results for Q1 fiscal 2018 and fiscal 2018, our ability to advance our long-term objectives and future dividend payments are "forward-looking statements" that are subject to risks and uncertainties. These forward-looking statements are based on management's current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: risks associated with trends in the markets in which Dolby operates, including the Broadcast, PC, Consumer Electronics, Mobile, Cinema, and Other Markets; the loss of, or reduction in sales by, a key customer or licensee; pricing pressures; risks associated with the rate at which OEMs include optical disc playback in Windows® devices and the rate of consumer adoption of Windows operating systems; risks that a shift from disc-based media to online media content could result in fewer devices with Dolby® technologies; risks associated with the effects of macroeconomic conditions, including trends in consumer spending; risks relating to the expiration of patents; the timing of Dolby's receipt of royalty reports and payments from its licensees, including back payments; timing of revenue recognition under licensing agreements and other contractual arrangements; Dolby's ability to develop, maintain, and strengthen relationships with industry participants; Dolby's ability to develop and deliver innovative technologies in response to new and growing markets; competitive risks; risks associated with conducting business in China and other countries that have historically limited recognition and enforcement of intellectual property and contractual rights; risks associated with the health of the motion picture industry generally; Dolby's ability to increase its revenue streams and to expand its business generally, and to expand its business beyond audio technologies to other technologies; risks associated with acquiring and successfully integrating businesses or technologies; and other risks detailed in Dolby's SEC filings and reports, including the risks identified under the section captioned "Risk Factors" in its most recent quarterly report on Form 10-Q. Dolby disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

About Dolby Laboratories

Dolby Laboratories (NYSE: DLB) creates audio, video, and voice technologies that transform entertainment and communications in mobile devices, at the cinema, at home, and at work. For more than 50 years, sight and sound experiences have become more vibrant, clear, and powerful in Dolby. For more information, please visit www.dolby.com.

Dolby, Dolby Atmos, and the double-D symbol are registered trademarks of Dolby Laboratories. Dolby Cinema and Dolby Vision are trademarks of Dolby Laboratories. All other trademarks remain the property of their respective owners.

DLB-F

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts; unaudited)

	Fiscal Quarter Ended		Fiscal Year Ended
	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
Revenue:
Licensing	$213,370	$203,541	$965,792	$917,032
Products	23,797	25,033	95,290	90,543
Services	4,881	4,423	20,372	18,163
Total revenue	242,048	232,997	1,081,454	1,025,738

Cost of revenue:
Cost of licensing	9,588	8,482	39,216	28,333
Cost of products	14,638	17,739	61,256	64,853
Cost of services	5,012	4,001	17,835	15,796
Total cost of revenue	29,238	30,222	118,307	108,982

Gross margin	212,810	202,775	963,147	916,756

Operating expenses:
Research and development	57,822	59,214	233,312	219,607
Sales and marketing	76,386	74,764	296,661	295,267
General and administrative	42,396	39,724	171,686	168,854
Restructuring charges/(credits)	12,856	(12)	12,856	1,233
Total operating expenses	189,460	173,690	714,515	684,961

Operating income	23,350	29,085	248,632	231,795

Other income/expense:
Interest income	3,066	1,673	9,577	5,684
Interest expense	(33)	(37)	(127)	(125)
Other income/(expense), net	108	92	(1,438)	(1,450)
Total other income	3,141	1,728	8,012	4,109

Income before income taxes	26,491	30,813	256,644	235,904
Provision for income taxes	(4,551)	(6,734)	(54,217)	(49,502)
Net income including controlling interest	21,940	24,079	202,427	186,402
Less: net (income) attributable to controlling interest	(145)	(146)	(625)	(542)
Net income attributable to Dolby Laboratories, Inc.	$21,795	$23,933	$201,802	$185,860

Net income per share:
Basic	$0.21	$0.24	$1.98	$1.85
Diluted	$0.21	$0.23	$1.95	$1.81
Weighted-average shares outstanding:
Basic	101,959	101,145	101,784	100,717
Diluted	103,530	103,766	103,286	102,424

DOLBY LABORATORIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands; unaudited)

	September 29, 2017	September 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$627,017	$516,112
Restricted cash	7,351	3,645
Short-term investments	247,757	121,629
Accounts receivable, net	73,750	75,688
Inventories	25,051	16,354
Prepaid expenses and other current assets	30,508	26,302
Total current assets	1,011,434	759,730
Long-term investments	314,364	393,904
Property, plant and equipment, net	485,275	443,656
Intangible assets, net	189,648	215,342
Goodwill	311,087	309,616
Deferred taxes	190,915	166,790
Other non-current assets	30,831	21,068
Total assets	$2,533,554	$2,310,106

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,373	$17,544
Accrued liabilities	207,034	169,055
Income taxes payable	1,216	2,304
Deferred revenue	23,150	24,180
Total current liabilities	245,773	213,083
Long-term deferred revenue	36,425	35,366
Other non-current liabilities	107,514	82,922
Total liabilities	389,712	331,371

Stockholders’ equity:
Class A common stock	58	57
Class B common stock	43	44
Additional paid-in capital	61,331	42,032
Retained earnings	2,083,063	1,938,320
Accumulated other comprehensive (loss)	(7,753)	(10,197)
Total stockholders’ equity – Dolby Laboratories, Inc.	2,136,742	1,970,256
Controlling interest	7,100	8,479
Total stockholders’ equity	2,143,842	1,978,735
Total liabilities and stockholders’ equity	$2,533,554	$2,310,106

DOLBY LABORATORIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands; unaudited)

	Fiscal Year Ended
	September 29, 2017	September 30, 2016
Operating activities:
Net income including controlling interest	$202,427	$186,402
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	84,308	85,152
Stock-based compensation	65,343	66,985
Amortization of premium on investments	2,758	3,824
Excess tax benefit from exercise of stock options	(6,742)	(3,225)
Provision for doubtful accounts	924	1,017
Deferred income taxes	(29,368)	(22,798)
Other non-cash items affecting net income	2,886	1,779
Changes in operating assets and liabilities:
Accounts receivable	1,041	24,886
Inventories	(11,922)	(2,949)
Prepaid expenses and other assets	(12,411)	(15,217)
Accounts payable and other liabilities	44,453	2,834
Income taxes, net	26,950	17,265
Deferred revenue	23	10,288
Other non-current liabilities	381	596
Net cash provided by operating activities	371,051	356,839

Investing activities:
Purchase of investments	(289,530)	(426,118)
Proceeds from sales of investment securities	84,047	262,125
Proceeds from maturities of investment securities	152,324	103,987
Purchases of PP&E	(99,617)	(100,762)
Purchase of intangible assets	(5,250)	(121,020)
Change in restricted cash	(3,706)	(709)
Net cash used in investing activities	(161,732)	(282,497)

Financing activities:
Proceeds from issuance of common stock	69,998	71,111
Repurchase of common stock	(100,000)	(100,854)
Payment of cash dividend	(57,059)	(48,397)
Distribution to controlling interest	(2,094)	(214)
Excess tax benefit from exercise of stock options	6,742	3,225
Shares repurchased for tax withholdings on vesting of restricted stock	(17,676)	(13,632)
Net cash used in financing activities	(100,089)	(88,761)

Effect of foreign exchange rate changes on cash and cash equivalents	1,675	(1,395)
Net increase / (decrease) in cash and cash equivalents	110,905	(15,814)
Cash and cash equivalents at beginning of year	516,112	531,926
Cash and cash equivalents at end of year	$627,017	$516,112

GAAP to Non-GAAP Reconciliations
(in millions, except per share data; unaudited)

The following tables present Dolby's GAAP financial measures reconciled to the non-GAAP financial measures included in this release for the fourth quarter of fiscal 2017 and 2016 and fiscal 2017 and 2016:

	Fiscal Quarter Ended		Fiscal Year Ended
Net income:	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
GAAP net income	$21.8	$23.9	$201.8	$185.9
Stock-based compensation	16.4	15.5	65.3	67.0
RSU dividend equivalent	—	0.2	0.2	1.2
Amortization of acquisition-related intangibles	2.2	3.7	12.4	15.4
Restructuring charges, net	12.9	—	12.9	1.2
Income tax adjustments	(6.7)	(4.7)	(22.9)	(21.7)
Non-GAAP net income	$46.6	$38.6	$269.7	$249.0

	Fiscal Quarter Ended		Fiscal Year Ended
Diluted earnings per share:	September 29, 2017	September 30, 2016	September 29, 2017	September 30, 2016
GAAP diluted earnings per share	$0.21	$0.23	$1.95	$1.81
Stock-based compensation	0.16	0.15	0.63	0.66
RSU dividend equivalent	—	—	—	0.01
Amortization of acquisition-related intangibles	0.02	0.04	0.12	0.15
Restructuring charges, net	0.12	—	0.13	0.01
Income tax adjustments	(0.06)	(0.05)	(0.22)	(0.21)
Non-GAAP diluted earnings per share	$0.45	$0.37	$2.61	$2.43

Shares used in computing diluted earnings per share	104	104	103	102

The following tables present a reconciliation between GAAP and non-GAAP versions of the estimated financial amounts for the first quarter of fiscal 2018 and fiscal 2018 included in this release:

Gross margin:	Q1 2018	Fiscal 2018
GAAP gross margin (low - high end of range)	88%	88%
Stock-based compensation	0.2%	0.2%
Amortization of acquisition-related intangibles	0.8%	0.8%
Non-GAAP gross margin (low - high end of range)	89%	89%

Operating expenses:	Q1 2018	Fiscal 2018
GAAP operating expenses (low - high end of range)	$174 - $178	$726 - $736
Stock-based compensation	(17.0)	(68.0)
Amortization of acquisition-related intangibles	(1.0)	(3.0)
Non-GAAP operating expenses (low - high end of range)	$156 - $160	$655 - $665

	Q1 2018
Diluted earnings per share:	Low	High
GAAP diluted earnings per share	$0.41	$0.47
Stock-based compensation	0.17	0.17
Amortization of acquisition-related intangibles	0.02	0.02
Income tax adjustments	(0.05)	(0.05)
Non-GAAP diluted earnings per share	$0.55	$0.61

Shares used in computing diluted earnings per share	104	104

CONTACT:
Investor Contact:
Dolby Laboratories
Elena Carr, 415-645-5583
investor@dolby.com
or
Media Contact:
Dolby Laboratories
Tony Carter, 404-316-0201
tony.carter@dolby.com